EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 29, 2019 relating to INmune Bio, Inc.’s consolidated financial statements as of December 31, 2018. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/Marcum LLP

Marcum LLP

Houston, Texas

June 20, 2019